Exhibit 99.B(i)(2)

250 WEST 55TH STREET NEW YORK, NY 10019-9601 TELEPHONE: 212.468.8000 FACSIMILE: 212.468.7900 WWW.MOFO.COM

MORRISON FOERSTER LLP

BEIJING, BERLIN, BRUSSELS, DENVER,

HONG KONG, LONDON, LOS ANGELES,

NEW YORK, NORTHERN VIRGINIA,

PALO ALTO, SACRAMENTO, SAN DIEGO,

SAN FRANCISCO, SHANGHAI, SINGAPORE,

TOKYO, WASHINGTON, D.C.

April 30, 2015

The Victory Portfolios
3435 Stelzer Road
Columbus, Ohio 43219

Re:                             The Victory Portfolios
Post-Effective Amendment No. 125
File No. 33-8982; ICA No. 811-4852

Ladies and Gentleman:

We hereby consent to the reference to our firm as counsel in Post-Effective Amendment No. 125 to Registration Statement No. 33-8982 and to the incorporation of our opinion dated February 13, 2015.

Sincerely,

/s/Morrison & Foerster LLP

Morrison & Foerster LLP